SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2007

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a) On June 7, 2007, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of QuadraMed Corporation (the “Company”), the Board approved grants of options to purchase shares of the Company’s common stock to each of the following named executive officers in the following amounts as additional compensation:

•	David Piazza, Chief Financial Officer - 200,000;

•	James Klein, Chief Technology Officer and Executive Vice President of Product Management - 150,000;

•	Steven Russell, Senior Vice President of Corporate Development - 325,000; and

•	James Milligan, Senior Vice President for Sales and Government Programs - 300,000.

The stock options granted to each of these named executive officers under the Company’s 2004 Stock Compensation Plan (the “2004 Plan”): (i) have an exercise price of $3.19 per share (the closing price of the Company’s common stock on June 7, 2007); (ii) expire ten years from the date of grant; (iii) vest 25% on the first anniversary of the grant date and 75% in a series of thirty-six (36) equal monthly installments upon the officer’s completion of each month of service with the Company after the first anniversary of the grant date; and (iv) vest automatically upon the involuntary termination (other than for cause, as defined in the 2004 Plan) of the officer and upon a change in control (as defined in the 2004 Plan). These grants were previously discussed by the Company in its proxy statement on Schedule 14A for its 2007 Annual Meeting of Stockholders, filed with the SEC on April 25, 2007.

(b) Also on June 7, 2007, upon the recommendation of the Compensation Committee, the Board approved the amendment of the terms of certain outstanding stock options held by the Company’s named executive officers to provide for the acceleration of the vesting of such stock options in the event of an involuntary termination (other than for cause, as defined in the Company’s 1999 Supplemental Stock Option Plan (the “1999 Plan”) or 2004 Plan, as the case may be) of such officer.

Prior to such amendment, certain of the stock options held by the Company’s named executive officers provided for the automatic acceleration of vesting upon the involuntary termination (other than for cause) of the optionholder, while stock options issued to the named executive officers under the 1999 Plan and 2004 Plan did not provide for such acceleration. Pursuant to the authority granted in such stock options plans, upon the recommendation of the Compensation Committee, the Board amended the outstanding options of the named executive officers granted under the 1999 Plan and 2004 Plan to provide uniform terms for vesting acceleration. No amendment was made to outstanding stock option grants of such named executive officers that had previously vested in their entirety.

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The following options were amended as described above:

	Options under 1999 Plan	Options under 2004 Plan
Keith Hagen, Chief Executive Officer	0	200,000
David Piazza, Chief Financial Officer	50,000	295,000
James Klein, Chief Technology Officer and Executive Vice President of Product Management	0	50,000
Steven Russell, Senior Vice President of Corporate Development	0	100,000
James Milligan, Senior Vice President for Sales and Government Programs	0	245,350

In all other respects, the terms of the foregoing options are unchanged.

ITEM 8.01	OTHER EVENTS.

Results of Annual Meeting of Shareholders

(a)	At 9:00 A.M. on June 7, 2007, QuadraMed held its Annual Meeting of Stockholders at its headquarters, located at 12110 Sunset Hills Road, Suite 600, Reston, VA 20190.

(b)	The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 44,044,780 shares of common stock. The stockholders of the Company voted on three matters at the Annual Meeting, all of which were approved as follows:

(1)	Election of directors;

NOMINEE	FOR	WITHHELD
Lawrence P. English	33,956,348	2,911,163
Keith B. Hagen	34,681,572	2,185,939
Robert W. Miller	35,304,312	1,563,199
James E. Peebles	35,260,147	1,607,364
Robert L. Pevenstein	35,270,780	1,596,731

(2)	A proposal to amend the Company’s 2004 Stock Compensation Plan to increase the number of shares of common stock reserved for issuance under the Plan from 1,536,369 to 4,536,369 shares;

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FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,864,846	2,432,685	756,940	15,813,040

(3)	A proposal to amend the definition of fair market value in the Company’s 2004 Stock Compensation Plan; and

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
18,554,036	1,715,131	785,304	15,813,040

(4)	A proposal to approve BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
36,547,821	307,374	12,316	0

A copy of the 2004 Stock Compensation Plan, with the amendments approved by the Company’s stockholders described above, is filed as Exhibit 4.1 and incorporated herein by reference to this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 4.1	Amended and Restated QuadraMed Corporation 2004 Stock Compensation Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2007

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated QuadraMed Corporation 2004 Stock Compensation Plan

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